CHASE MANHATTAN MORTGAGE CORPORATION                      SUSAN K. MCCARTHY
4915 Independence Parkway                                 Vice President
P. 0. Box 31123 / 33631-3123
Tampa, Florida 33634-7540



(logo)CHASE



March 20, 1996

SASCOR
5325 SPECTRUM DRIVE
FREDERICK, MD. 21702
ATTN: CHRIS MOORE

RE: Investor Number S40


Dear Investor:

This letter is in reference to the loans Chase Manhattan Mortgage
Corporation (CMMC) services on your behalf. Please accept this letter as formal certification that all your loans have been serviced in compliance with the Service Agreement in effect for your organization.

Enclosed is an Investor Survey, an Acknowledgement Letter, a return envelope, the Tax and Insurance Certification, a CMMC Contact List, and CMMC's 1995 audited Financial Statement, audited by Price Waterhouse. Insurance certificates related to Errors and Omissions and Fidelity Bond insurance are sent to you under separate cover following their respective renewal dates (February 1 for Errors & Omissions and September 30 for Fidelity Bond).

Please contact me if you have any questions (813) 881-2019.


Sincerely,

/s/Sue McCarthy
Sue McCarthy
Vice President
Investor Accounting

Enclosure

/certif/96tampa